UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2011

Sunvalley Solar, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-8415633
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices)

(909) 598-0618
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01    Entry Into Material Definitive Agreement

On June 1, 2011, we entered into a Photovoltaic System Contract with Diamond Wipes Int’l, Inc. of Chino, California (the “Contract”).  Under the Contract, we have been engaged to install a 336,000 kW photovoltaic solar power system for an estimated total price of $1,562,400 to be paid as follows:

•	5% down payment of $78,120, with $28,120 due upon signature of the Contract, $20,000 due two months after signature of the Contract, and $30,000 due when the system is placed into service

•	A lump sum payment of $468,720 to be paid within five business days after the customer receives an anticipated cash grant for the project from the U.S. Treasury Department

•
A stream of monthly payments estimated to total $394,434.  These monthly payments will commence when the customer begins to receive incentive payments related to the project from Southern California Edison.  The actual monthly payments will be equal to the monthly incentive payments received by the customer.

•	A stream of monthly payments totaling $621,126, to be paid in 84 equal installments of $7,394.36, with payments to begin within five days after the system is approved by the local utility company.

In addition, we have agreed to provide certain warranties to the customer regarding workmanship, minimum nominal power outputs of the system, and other matters.  We expect to begin work on the system in July of 2011.

The foregoing is a summary of the material terms of the Contract and is not a complete description of its contents.  The Contract is filed herewith as Exhibit 10.1

SECTION 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

Exhibit No.	Description
10.1	Photovoltaic System Contract with Diamond Wipes Int’l, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunvalley Solar, Inc.

/s/ Zhijian (James) Zhang
Zhijian (James) Zhang
Chief Executive Officer

Date:  June 3, 2011